EXHIBIT 10.1

CONTRACT No. 38171

CLEVELAND HOPKINS INTERNATIONAL AIRPORT

AMENDMENT NO. 2

To

AGREEMENT AND LEASE

Between

City of Cleveland, Ohio,
Lessor

And

Continental Airlines, Inc.,
Lessee

THIS AMENDMENT NO. 2 TO AGREEMENT AND LEASE (“Second Amendment”) is entered into effective the 1st day of April, 2007 (“Effective Date”), by and between the City of Cleveland (“City”), a municipal corporation of the State of Ohio, acting by and through its Director of Port Control (“Director”) pursuant to the authority of Ordinance No. 1328-08, passed by the Council of the City on October 6, 2008 and Continental Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware and authorized to do business as a foreign corporation in the State of Ohio (“Airline”), duly authorized by resolution of its Board of Directors, represented herein by an authorized officer.

RECITALS:

WHEREAS, the City owns and operates the Airport; and

WHEREAS, the City and Airline are party to an Agreement dated May 15, 1987 (“Original Agreement”) whereby the Airline operates at the Airport; and

WHEREAS, the City and Airline entered in to Amendment No. 1 to the Original Agreement effective January 1, 2006 to extend the term of and amend certain provisions of the Original Agreement (“Amendment No. 1”, together with the Original Agreement the “Amended Agreement”); and

WHEREAS, the City and Airline wish to further amend the Amended Agreement as set forth herein; and

WHEREAS, all capitalized terms contained herein and not otherwise defined are used as defined in the Amended Agreement.

NOW THEREFORE, in consideration of the foregoing, the payments and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto represent, warrant, covenant and agree as follows:

ARTICLE I.                                                                           RENT CREDIT

By execution of this Amendment No. 2, the City and Airline agree that, notwithstanding the terms of Section 7.01 of the Amended Agreement that Airline shall be entitled to withhold the amount of $44,136.00 from the next scheduled payment of rent after the Effective date hereof as a credit for the expenses incurred by Airline in relocating its credit union office (Chartway Federal Credit Union) on the bag claim level of the Airport’s main terminal building.

ARTICLE II.                                                                           RENTAL RATE AND LEASED PREMISES

By execution of this Amendment No. 2, the City and Airline agree that the City has accepted the space formally occupied by Airline’s credit union office on the baggage claim level of the Airport consisting of 688 square feet and that 321 square feet of such space is released from Airline’s Leased Premises under the Amended Agreement, with the other 367 square feet of such space being allocated as a part of Airline’s baggage service office space.  The City and Airline also agree that the credit union office shall be relocated to the 321 square feet of space, as indicated on Exhibit A attached hereto, which space shall become a part of Airline’s Leases Premises.

Further the City and Airline agree that the Airline will pay the applicable airline-constructed rate for the 321 square foot space to which the Airline’s credit union was relocated on the baggage claim level of the Airport.  In addition, the City and Airline agree that Airline will pay the applicable airline-constructed rate for 367 square feet of its current baggage service office.

ARTICLE III.                                                                ATTACHMENTS TO AMENDENT NO. 2

The following documents attached hereto are hereby incorporated into and made a part of this Amendment No. 2:

1.	Ordinance No. 1328-08

ARTICLE IV.                                                                CONFIRMATION OF AGREEMENT

All terms and provisions of the Amended Agreement not expressly modified herein shall remain in full force and effect.

IN WITNESS WHEREOF,                                                                           the parties have caused this Amendment No. 2 to be executed as of the day and year first written above.

CITY OF CLEVELAND                                                                                                           CONTINENTAL AIRLINES, INC.

By:  /s/ Percy E. Dangerfield, Acting Director                                                                        By: /s/ Holden Shannon
        Ricky D. Smith,
        Director of Port Control

Date:  March 25, 2009                                                                                                    Date:  March 3, 2009

This instrument is hereby
approved as to legal form and
Correctness March 24, 2009

Robert J. Triozzi
Director of Law

By: /s/ Jack M. Arnold
Jack M. Arnold
Assistant Director of Law

Ord. No. 1328-08.
By Council Members Kelley and Sweeney (by departmental request).
An emergency ordinance authorizing the Director of Port Control to issue rent credits to Continental Airlines, under Contract No. 38171, for Relocating its credit union office on the baggage claim level of the Airport terminal building; and authorizing the Director to enter into an amendment to the contract regarding the rent credits.
Whereas, this ordinance constitutes an emergency measure providing for the usual daily operation of a municipal department; now, therefore.
Be it ordained by the Council of the City of Cleveland:
Section 1.  That the Director of Port Control is authorized to enter into an amendment to Contract No. 38171 (“Amendment”) with Continental Airlines, to issue rent credits to Continental Airlines for relocating its credit union office on the baggage claim level of the Airport terminal building to accommodate airport development.  The rent credit amount will be equal to the actual cost to make the improvements.
Section 2.  That the Director of Port Control is authorized to execute any additional documents necessary and appropriate to issue the rent credits.
Section 3.  That the Amendment shall be prepared by the Director of Law.
Section 4.  That this ordinance is declared to be an emergency measure and, provided it receives the affirmative vote of two-thirds of all the members elected to Council, it shall take effect and be in force immediately upon its passage and approval by the Mayor; otherwise it shall take effect and be in force from and after the earliest period allowed by law.
Passed October 6, 2008.
Effective October 9, 2008.